Exhibit 5.1

TELEPHONE: 1-212-558-4000 FACSIMILE: 1-212-558-3588 WWW.SULLCROM.COM	125 Broad Street New York, New York 10004-2498 LOS ANGELES • PALO ALTO • WASHINGTON, D.C. BRUSSELS • FRANKFURT • LONDON • PARIS BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

December 10, 2025

Bakkt Holdings, Inc.,

One Liberty Plaza,

One Liberty Street, Suite 305-306,

New York, New York, 10006.

Ladies and Gentlemen:

We are acting as counsel to Bakkt Holdings, Inc., a Delaware corporation (the “Company”) in connection with the filing today by the Company of a post-effective amendment to a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities: shares of Class A common stock, par value $0.0001 per share (the “Common Stock”); preferred stock, par value $0.0001 per share (the “Preferred Stock”); senior debt securities and subordinated debt securities (collectively, the “Debt Securities”); warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and units comprised of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units”).

The foregoing securities are referred to collectively as the “Securities”.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the issuance of the Securities, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1) Common Stock of the Company. When the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Common Stock will be validly issued, fully paid and nonassessable.

(2) Preferred Stock of the Company. When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) Warrants of the Company. When the Registration Statement has become effective under the Act, the terms of the governing instrument or agreement under which one or more Warrants are to be issued (the “Warrant Agreement”) have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of such Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) Units of the Company. When the Registration Statement has become effective under the Act, the terms of the governing instrument or agreement under which one or more Units are to be issued (the “Unit Agreement”) have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

Company, the Unit Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of such Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Units have been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) Debt Securities of the Company. When the Registration Statement has become effective under the Act, the terms of the indenture under which one or more Debt Securities are to be issued (the “Indenture”) have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Indenture has been duly authorized, executed and delivered by the parties thereto, the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Debt Securities have been duly executed, authenticated and issued in accordance with the Indenture and issued and sold as contemplated by the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

We note that, as of the date of this opinion, a judgment for money in an action based on debt securities denominated in foreign currencies or currency units in a Federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular debt security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment. In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such debt security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the debt security is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed, without independent verification, that all documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP